Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report on Port Financial Corp. dated February 22, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-31322 and 333-48522.
/s/ Arthur Andersen LLP

Boston, Massachusetts

March 22, 2002